UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 8, 2010
Date of Report (Date of earliest event reported)

Congoleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-13612	02-0398678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Quakerbridge Road
P.O. Box 3127
Mercerville, NJ 08619-0127
(Address of principal executive offices and zip code)

609-584-3000
(Registrant’s telephone number, including area code)

        N/A
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On February 12, 2010, the Asbestos Claimants' Committee, the Bondholders’ Committee, the Futures Representative and Congoleum Corporation (“Congoleum”) jointly filed a revised plan of reorganization (the “Third Amended Joint Plan”) and disclosure statement with the United States District Court for the District of New Jersey (the “District Court”). The District Court has scheduled a hearing to consider the adequacy of the disclosure statement for the Third Amended Joint Plan for March 12, 2010. The terms of the Third Amended Plan are substantially similar to those of the previous reorganization plan filed in October 2009.

As recently announced, Congoleum has reached a $100 million settlement with nine insurance groups and the New Jersey insurance guaranty associations, and a hearing to approve that settlement is scheduled for February 19, 2010.  A settlement with another insurer for $2.1 million has been reached and will also be heard on that date.  Congoleum will additionally be seeking approval of the $25 million settlement it reached in 2006 with Travelers Casualty and Surety Company and St. Paul Fire and Marine Insurance Company.  A further twelve insurance settlements totaling $82 million are in force and have already received court approval.  Net proceeds from these settlements are payable to the plan trust that will be formed for asbestos claimants after a plan becomes effective.  In the event the Court approves the settlements being heard February 19, 2010, only one insurer, Chartis (formerly known as AIG), remains unsettled because a prior settlement agreement has been declared expired.

Copies of the Third Amended Plan and the related proposed disclosure statement will be filed in March with Congoleum’s Annual Report on Form 10-K for the year ended December 31, 2009.

 The above contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements can be identified by the use of the words such as "anticipate," "believe," "estimate," "expect," "intend,” "plan," "project" and other words of similar meaning. In particular, these include statements relating to intentions, beliefs or current expectations concerning, among other things, future performance, results of operations, the outcome of contingencies such as bankruptcy and other legal proceedings, and financial conditions. These statements do not relate strictly to historical or current facts. These forward-looking statements are based on Congoleum's expectations, as of the date of this Current Report on Form 8-K, of future events, and Congoleum undertakes no obligation to update any of these forward-looking statements.

Although Congoleum believes that these expectations are based on reasonable assumptions, within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Readers are cautioned not to place undue reliance on any forward-looking statements. Any or all of these statements may turn out to be incorrect. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements made in this Current Report on Form 8-K speak only as of the date of such report. It is not possible to predict or identify all factors that could potentially cause actual results to differ materially from expected and historical results. Factors that could cause actual results to differ from expectations include: (i) the future cost and timing of estimated asbestos liabilities and payments, (ii) the availability of insurance coverage and reimbursement from insurance companies that underwrote the applicable insurance policies for Congoleum for asbestos-related claims, (iii) the costs relating to the execution and implementation of any plan of reorganization pursued by Congoleum, (iv) timely reaching agreement with other creditors, or classes of creditors, that exist or may emerge, (v) satisfaction of the conditions and obligations under Congoleum's outstanding debt instruments, (vi) the response from time to time of Congoleum's and its controlling shareholder's, American Biltrite Inc.'s, lenders, customers, suppliers and other constituencies to the ongoing process arising from Congoleum's strategy to settle its asbestos liability, (vii) Congoleum's ability to maintain debtor-in-possession financing sufficient to provide it with funding that may be needed during the pendency of its Chapter 11 case and to obtain exit financing sufficient to provide it with funding that may be needed for its operations after emerging from the bankruptcy process, in each case, on reasonable terms, (viii) timely obtaining sufficient creditor and court approval of any reorganization plan pursued by Congoleum (including the results of any relevant appeals), (ix) compliance with the United States Bankruptcy Code, including Section 524(g), (x) costs of, developments in, and the outcome of insurance coverage litigation pending in New Jersey state court involving Congoleum and certain insurers, (xi) the possible adoption of another party's plan of reorganization which may prove to be unfeasible, (xii) increases in raw material and energy prices or disruption in supply, (xiii) increased competitive activity from companies in the flooring industry, some of which have greater resources and broader distribution channels than Congoleum, (xiv) increases in the costs of environmental compliance and remediation or the exhaustion of insurance coverage for such expenses, (xv) unfavorable developments in the national economy or in the housing industry in general, including developments arising from the war in Iraq and Afghanistan and from the tightening of credit availability, (xvi) shipment delays, depletion of inventory and increased production costs resulting from unforeseen disruptions of operations at any of Congoleum's facilities or distributors, (xvii) product warranty costs, (xviii) changes in distributors of Congoleum's products, and (xix) Congoleum’s interests may not be the same as its controlling shareholder, American Biltrite Inc.  In any event, if Congoleum is not successful in obtaining sufficient creditor and court approval of a plan of reorganization, such failure would have a material adverse effect upon its business, results of operations and financial condition. In the event that the modified plan is confirmed and becomes effective, holders of existing common shares of Congoleum will receive nothing on account of their interests and their shares will be cancelled. Actual results could differ significantly as a result of these and other factors discussed in Congoleum's annual report on Form 10-K for the year ended December 31, 2008 and subsequent filings made by Congoleum with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2010	Congoleum Corporation

	By:	/s/ Howard N. Feist III
Name: Howard N. Feist III
Title: Chief Financial Officer